HERITAGE AUCTIONS

L7121

REF #: 3099-7121 Invoice #: 11530126 OLR

Date: 5/5/2022

Client #: 4724704-22-55

4847446210 (W)
ACQS+RSEMarkets@Rallyrd.com

Bidder #: 7121

Terms: Due May 19, 2022

RSE Market LLC
71 Southgate Blvd
New Castle, DE 19720-2069

Direct Customer Service
Toll-Free: 1-866-835-3243

Lots: 1 Items: 1

disregard if paid

Invoice Summary

	Hammer Price	Buyer Premium	Total
Sale Sub Total	**$48,000.00**	**$9,600.00**	**$57,600.00**
***Service and Handling**			**$128.62**
Invoice Total			**$57,728.62**
		Total Due	**$57,728.62**

Make all checks payable to Heritage Auctions and mail to: Attn: Accounts Receivable
PO Box 619999, Dallas, TX 75261-6199
Please include the underlined information with your payment.
If you pay by check, your check may be converted to an electronic funds transfer from your account.

Please detach and return with your payment

HERITAGE AUCTIONS

Client #: 4724704
RSE Market LLC
71 Southgate Blvd
New Castle, DE 19720-2069

Remittance Slip:

REF #:	3099-7121
Invoice #:	11530126
Amount Due:	$57,728.62
Due Date:	May 19, 2022
Payment Amount:	

Thank you for your participation.

http://coins.HA.com
e-mail: Bid@HA.com

Sat, 5/7/2022 11:57

Lot #

Lot Description

Total

Hammer

Price

Buyer

Premium

Qty

LYDIAN KINGDOM. Croesus (ca. 561-546 BC). AV

48,000.00

9,600.00

57,600.00

30047

1

Complimentary copy of The Collector's Handbook

0.00

0.00

0.00

FREE

1

48,000.00

9,600.00

Session 1 Subtotal

Buyer's Premium

$57,600.00

Subtotal

$57,600.00

SubTotal

$48,000

$9,600.00

$57,600.00

48,000.00

9,600.00

128.62

Sale Subtotal

Buyer's Premium

*Service and Handling

$57,728.62

Invoice Total

$57,728.62

$57,728.62

Total Due

*This is our charge for Shipping, Handling and Risk Of Loss. Certain packages, especially international, may cost more to ship.  You will be contacted if there are additional costs.

Payments by credit card (Visa, Mastercard, Discover) are subject to a 2.5% surcharge. This fee only applies to credit transactions and does not exceed Heritage's cost of processing.

Bank information is only presented for wire transfer and ACH payments.

Please e-mail your wire confirmation to Credit@HA.com to ensure prompt application to your invoice.

     For faster shipping send a bank wire: Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA  94104-1207

NEW

Your item(s) will be shipped (or released for third party shipping) after verification of good funds. There will be a 5 business day wait for checks

Please allow 7-14 days for shipping.

Originator to Beneficiary Information: C#4724704, REF #3099-7121, Invoice #11530126

Include with wire:

ABA #: 121000248 Account Name: Heritage Numismatic Auctions, Inc., Account #: 4615041845 / SWIFT Code: WFBIUS6S

Make checks payable to Heritage Auctions and mail to: PO Box 619999, Dallas TX 75261-6199.  Include your invoice number and account number.

I have read and agree to the Auction Terms and Conditions as they appear in the catalog.

Merchandise Received:   X______________________________________________________

Notice: Title to the lots described above shall not pass to purchaser until the Invoice amount is paid in full.

Thank you for your participation.

214-528-3500 / 800-872-6467

Telefax 214-409-1425

http://coins.HA.com

e-mail: Bid@HA.com

This invoice is presented by Heritage Numismatic Auctions, Inc.

2801

W. Airport Freeway, Dallas, TX

75261-4127

Sat, 5/7/2022 11:57

Northwest corner of W. Airport Freeway & Valley View Lane

)

(

Heritage Auctions

L7121

Invoice #:

Bidder#:

Customer:

A11530126

7121

May 5 - 7 Central States World Coins & Ancient Coins Platinum

2022

4724704-22-55

RSE Market LLC

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REF #:

3099-7121